UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2007

JCM Partners, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-32653	94-3364323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2151 Salvio Street, Suite 325, Concord, California		94520
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-676-1966

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

Bonuses of Class 3 Units

Effective as of April 1, 2007, the Company issued 19,440 of its Class 3 Units to certain eligible employees under the Company’s 2006 Long-Term Incentive Unit Award Plan as bonuses. The Company did not receive any consideration from the recipients in exchange for the issuance of the Class 3 Units. However, in order to receive the issuance of the Class 3 Units, each recipient provided the Company cash sufficient to pay any tax withholding required as a result of the issuance of the Class 3 Units. In addition to the 19,440 issued Class 3 Units, these recipients are entitled to have the Company issue an additional 77,760 Class 3 Units in four equal installments on each April 1st, beginning on April 1, 2008, provided that the recipients are in compliance with the requirements to receive future issuance as set forth in their Long-Term Incentive Unit Award Agreements with the Company.

The issuance of the Class 3 Units was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(2) of the Securities Act. Certain recipients met the sophistication requirements of the exemption through the use of a purchaser representative. Currently, the Class 3 Units are not convertible into any other classes of Units or series of Preferred Units. If any Certificates of Designations of any class of Units or series of Preferred Units allows the Class 3 Units to convert into such class or series, the terms governing the conversion of the Class 3 Units shall be as specified in that Certificate of Designations.

As of April 1, 2007, we had the following number of Units and Preferred Units owned by persons other than our wholly-owned subsidiary, JCM Properties, LLC:

Class 1 Units: 12,801,130
Class 2 Units: 14,875,401
Class 3 Units: 32,663,679
Total Units: 60,340,210

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JCM Partners, LLC

April 4, 2007	By:	Gayle M. Ing

Name: Gayle M. Ing
Title: President and Chief Executive Officer